Exhibit 99.1

ADPT News - For Immediate Release

ADEPTUS HEALTH REPORTS FOURTH QUARTER AND YEAR END RESULTS

Net Revenue Increased 108.0% for Fourth Quarter

Net Revenue Increased 104.8% for Full Year

29 New Facilities Opened during the year for a total of 55 Freestanding Facilities

Lewisville, Texas (February 19, 2015) — Adeptus Health Inc. (NYSE: ADPT) (“ADPT” or the “Company”), the largest operator of freestanding emergency rooms in the U.S., announced its results for the fourth quarter and full year ended December 31, 2014. All comparisons included in this release are for the same period in the prior year, unless otherwise noted.

Fourth Quarter 2014 Highlights:

•                 Net revenue increased 108.0% to $70.1 million from $33.7 million in prior year;

•                 Adjusted EBITDA increased 54.5% to $10.2 million from $6.6 million in prior year;

•                 Net income attributable to Adeptus Health Inc. was $0.3 million;

•                Adjusted earnings per share was $0.09 and GAAP earnings per share was $0.03;

•                Patient volume (number of patient visits) increased 91.1%, to 47,643, over prior year; and

•                The Company opened 4 freestanding facilities during the fourth quarter 2014 for a full year total of 55 operating facilities.

Year End 2014 Highlights:

•                 Net revenue increased 104.8% to $210.7 million from $102.9 million in prior year;

•                 Adjusted EBITDA increased 76.1% to $28.2 million from $16.0 million in prior year;

•                 Net loss attributable to Adeptus Health Inc. was $3.4 million;

•                Adjusted earnings per share was $0.04 and GAAP net loss per share was $0.34;

•                Patient volume (number of patient visits) increased 89.6%, to 146,058, over prior year; and

•                The Company opened 29 freestanding facilities during 2014 for a total of 55 operating facilities.

2015 Guidance:

 •                Systemwide net revenue of $367.0 million to $377.0 million; Adjusted EBITDA of $49.0 million to $53.0 million.

“2014 was a milestone year of expansion for Adeptus Health.  We added 29 new emergency rooms, more than doubling our number of freestanding facilities, built our first hospital and maintained our focus of delivering the highest quality care to the communities we serve.  Our patients rated our care among the top 1% in the nation, our team members voted us among the best companies to work for, and our partnership with an industry leader is expanding our model into new markets to enhance the continuum of care,” said Thomas S. Hall, Chairman, President and Chief Executive Officer.

Results of Operations for the Fourth Quarter 2014

For the fourth quarter of 2014, ADPT generated net revenue of $70.1 million, an increase of 108.0%. The increase was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from 26 to 55.  This increase was negatively impacted by the Ebola virus in the DFW market during the fourth quarter 2014 compared to the same period in 2013.

Adjusted EBITDA increased 54.5% to $10.2 million.  This increase was primarily attributable to a $36.3 million increase in net revenue, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives. See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Loss" below for further information related to Adjusted EBITDA and its reconciliation to net loss.

ADPT incurred a net loss of $1.5 million for the quarter, of which $0.3 million of net income was attributable to Adeptus Health Inc., compared to a net loss of $2.0 million from the prior year. The decrease in net loss was due to an increase of $36.3 million in net revenue, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives, including an increase in interest expense and fees of $1.2 million related to our long-term debt, an increase of $2.2 million in preopening costs associated with new facility openings, including $0.9 million related to its equity interest in Dignity Health Arizona General Hospital, and an increase of $2.1 million in depreciation and amortization expense.

Adjusted earnings per share was $0.09 per share and GAAP earnings per share was $0.03 per share for the quarter.  Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was 20,626,169 common shares at December 31, 2014.  Adjustments for the quarter include $4.4 million of preopening costs associated with new facility openings, including Dignity Health Arizona General Hospital, $0.3 million of stock compensation expense, $0.4  million of other costs associated with our growth initiatives and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes.  See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net loss.

Results of Operations for the Year Ended 2014

For the year ended December 31, 2014, ADPT generated net revenue of $210.7 million, an increase of 104.8%. The increase was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from 26 to 55.

Adjusted EBITDA increased 76.1% to $28.2 million. This increase was primarily attributable to a $107.8 million increase in net revenue, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives.  See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Loss" below for further information related to Adjusted EBITDA and its reconciliation to net loss.

ADPT incurred a net loss of $17.3 million for the year ended December 31, 2014, of which $3.4 million was attributable to Adeptus Health Inc., compared to a net loss of $3.0 million from the prior year. The increase in net loss was due to an increase in interest expense and fees of $9.1 million related to our long-term debt, an increase of $6.6 million in preopening costs associated with new facility openings, an increase of $6.4 million related to our initial public offering and other public company costs, and an increase of $7.1 million in depreciation and amortization expense.  The increase in these expenditures was partially offset by new facility operating income.

Adjusted earnings per share was $0.04 per share and GAAP net loss per share was $0.34 per share for the year ended December 31, 2014.  Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was 20,626,169 common shares at December 31, 2014.  Adjustments for the year include $10.6 million of preopening costs associated with new facility openings, $1.0 million of stock compensation expense, $5.2 million of initial public offering costs, $8.3 million of other costs associated with our growth initiatives and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes.  See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net loss.

At December 31, 2014, the Company had total long-term debt of $106.8 million.  Total availability under the debt facility was $84.2 million, contingent upon meeting its debt covenants.

Market Outlook

In December 2014, the new partnership with Dignity Health became effective with Dignity Health Arizona General Hospital, a full service general hospital located in Laveen, Arizona.  In December, the facility began its training and certification phase of operation and received CMS certification from the Joint Commission on January 30, 2015. All activity related to this facility is deemed preopening and added back in the calculation of adjusted EBITDA and adjusted earnings per share prior to receiving CMS certification.

ADPT continues to expand its freestanding emergency room network at an expected rate of opening 24 new sites per year.  During

January 2015, ADPT opened four new First Choice Emergency Rooms.  Additionally, ADPT began construction on its second new hospital in late 2014.  The hospital in Carrollton, Texas, a Dallas-Ft Worth suburb, is scheduled to open in late 2015.  The hospital will feature inpatient rooms, advanced operating suites, an emergency department, a high complexity laboratory and a full radiology suite and will be capable of inpatient and outpatient surgical procedures.  The new hospital will also provide Carrollton-area residents with 24/7 access to emergency medical care treating a broad spectrum of illnesses and injuries that require immediate medical attention.

ADPT sees strong opportunities for continued growth as it strives to play a leading role in meeting demand for increased access to quality medical care and improved emergency care in the U.S. In their 2014 National Report Card on America’s emergency care environment, the American College of Emergency Physicians, or ACEP, assigned an overall grade of “D-” for the category of access to emergency care. The poor grade reflects too few emergency departments to meet the needs of a growing, aging population and the projected increase in the number of insured individuals as a result of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, or PPACA.

“We are literally helping to change the delivery of emergency medical care in America.  Our thesis remains the same, which is to bring access to the highest quality care to the communities we serve,” added Mr. Hall.

2015 Guidance

Based on our strong 2014 performance and continued growth plans including 24 freestanding facilities and two new hospitals, we expect to generate systemwide net revenue, which includes revenue from our unconsolidated joint venture, of $367.0 million to $377.0 million for the full year 2015.  We expect Adjusted EBITDA of $49.0 million to $53.0 million for 2015.

Conference Call

ADPT management will host a live conference call and audio webcast today, Thursday, February 19, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time), to discuss the Company’s fourth quarter and year end 2014 financial results. Participants may listen to the audio webcast by accessing http://www.videonewswire.com/event.asp?id=101526.  Participants are encouraged to link to the webcast at least fifteen minutes prior to the scheduled start time. Beginning one hour after the call, an archived recording of the webcast will be available on the Company’s Investor page at http://ir.adeptushealth.com/events-and-presentations/events/default.aspx and will be available for 30 days.

Media Contact:	Jackie Zupsic Hill & Knowlton Strategies Jackie.Zupsic@hkstrategies.com Tel: (212) 885 – 0590
Investor Relations Contact:	Susan A. Noonan S.A. Noonan Communications susan@sanoonan.com Tel: (212) 966 – 3650

About Adeptus Health Inc.

Adeptus Health Inc. owns and operates First Choice Emergency Room, and, together with Dignity Health, Dignity Health Arizona General Hospital.  First Choice Emergency Room (FCER.com) is the leading operator of independent freestanding emergency rooms in the U.S.; it is both the largest and the oldest. First Choice Emergency Room is revolutionizing the delivery of emergency medical services for adult and pediatric emergencies by offering patients convenient, neighborhood access to emergency medical care. First Choice Emergency Room facilities are innovative, freestanding, and fully equipped emergency rooms with a complete radiology suite of diagnostic technology (CT scanner, Ultrasound, and Digital X-ray) and on-site laboratory. All First Choice Emergency Room locations are staffed with board-certified physicians and emergency trained registered nurses. First Choice Emergency Room has facilities in Austin, Dallas/Fort Worth, Houston, San Antonio, Colorado Springs and Denver. According to patient feedback collected by Press Ganey Associates Inc., First Choice Emergency Room provides the highest quality emergency medical care and received the 2013 and 2014 Press Ganey Guardian of Excellence for exceeding the 95th percentile in patient satisfaction nationwide. Dignity Health Arizona General Hospital is a full service general hospital in the Phoenix area. Arizona General Hospital has 16 inpatient rooms, 2 state-of-the-art Operating Rooms, an Emergency Department, a high complexity laboratory, and a full radiology suite. The new hospital, located in Laveen, is capable of inpatient and outpatient surgical procedures as well as providing the community 24/7 access to emergency medical care.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.  Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s prospectus dated June 24, 2014, filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 25, 2014. Among the factors that could cause future results to differ materially from those provided in this press release are: our ability to implement our growth strategy; our ability to maintain sufficient levels of cash flow to meet growth expectations; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreement; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s prospectus dated June 24, 2014, filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 25, 2014.

These forward-looking statements involve known and unknown risks, inherent uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Actual results and the timing of certain events may differ materially from those contained in these forward-looking statements.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, further adjusted to eliminate the impact of certain additional items, including, advisory services paid to our Sponsor, facility pre-opening expenses, management recruiting expenses, stock compensation expense, costs associated with our initial public offering and other non-recurring costs.

This press release also includes presentation of Adjusted earnings/loss per share, which is defined as earnings/loss per share related to the Company’s overall operation, including controlling and non-controlling interests, as adjusted to exclude certain additional items, including, advisory services paid to our Sponsor, facility preopening expenses, management recruiting expenses, stock compensation expense, costs associated with our initial public offering and other non-recurring costs, divided by the aggregate number of shares of Class A and Class B common stock outstanding as of the end of the period. Common stock calculations are treated as if the stock had been outstanding for the entire period.

These non-GAAP financial measures, Adjusted EBITDA and Adjusted earnings/loss per share, are commonly used by management and investors as performance measures. The Company’s non-GAAP financial measures are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Reconciliations of non-GAAP financial measures are provided in this press release.  Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adeptus Health Inc.

Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Patient service revenue	$80,290	$38,885	$243,298	$114,960
Provision for bad debt	(10,234)	(5,173)	(32,624)	(12,077)
Net patient service revenue	70,056	33,712	210,674	102,883
Management and contract services revenue	20	-	20	-
Total net operating revenue	70,076	33,712	210,694	102,883
Equity in net loss of unconsolidated joint venture	(900)	-	(900)	-
Operating expenses:
Salaries, wages and benefits	43,921	20,618	136,498	65,244
General and administrative	10,860	6,297	37,604	17,436
Other operating expenses	9,916	3,748	27,329	11,185
(Gain) loss from the disposal or impairment of assets	(45)	27	(42)	207
Depreciation and amortization	4,663	2,518	15,037	7,920
Total operating expenses	69,315	33,208	216,426	101,992
(Loss) income from operations	(139)	504	(6,632)	891
Other (expense) income:
Interest expense	(2,806)	(1,614)	(11,966)	(2,827)
Change in fair market value of derivatives	-	(148)	-	112
Write-off of deferred loan costs	-	(440)	-	(440)
Total other (expenses) income	(2,806)	(2,202)	(11,966)	(3,155)
Loss before (benefit) provision for income taxes	(2,945)	(1,698)	(18,598)	(2,264)
(Benefit) provision for income taxes	(1,468)	276	(1,326)	720
Net loss	(1,477)	(1,974)	(17,272)	(2,984)
Less: Net loss attributable to the non-controlling interest	(1,739)	(1,974)	(13,921)	(2,984)
Net income (loss) attributable to Adeptus Health Inc.	$262	$-	$(3,351)	$-
Net income (loss) per share of Class A common stock:
Basic	$0.03	-	$(0.34)	-
Diluted	$0.03	-	$(0.34)	-
Weighted average shares of Class A common stock:
Basic	9,845,016	-	9,845,016	-
Diluted	9,845,016	-	9,845,016	-

Other information
Number of facilities	55	26	55	26

Adeptus Health Inc.

Reconciliation of Adjusted EBITDA to Net Loss

(unaudited; in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(1,477)	$(1,974)	$(17,272)	$(2,984)
Depreciation and amortization	4,663	2,518	15,037	7,920
Interest expense and unrealized gain on investment	2,806	2,202	11,966	3,155
(Benefit) provision for income taxes	(1,468)	276	(1,326)	720
Advisory services arrangement fees and expenses	-	131	293	559
Preopening expenses	4,443	2,217	10,550	3,977
Management recruiting expenses	220	433	376	719
Stock compensation expense	319	191	1,015	586
Public offering expenses	-	-	5,157	-
Other	657	613	2,404	1,358
Total adjustments	11,640	8,581	45,472	18,994
Adjusted EBITDA	$10,163	$6,607	$28,200	$16,010

Earnings Per Share Reconciliation

 (unaudited; in thousands, except shares, per share data and other information)

	Three months ended	Year ended
	December 31,	December 31,
	2014	2014
Weighted average common shares outstanding
Class A common shares (1)	9,845,016	9,845,016
Class B common shares (1)	10,781,153	10,781,153
Total Class A and B common shares	20,626,169	20,626,169

Net income (loss) attributable to Adeptus Health Inc.	$262	$(3,351)
Net loss attributable to non-controlling interest	(1,739)	(13,921)
Total net loss	(1,477)	(17,272)

Adjustments:
Advisory Services Agreement fees and expenses	-	293
Preopening expenses	4,443	10,550
Management recruiting expenses	220	376
Stock compensation expense	319	1,015
Initial public offering costs	-	5,157
Other	657	2,404
Total adjustments	5,639	19,795
Tax impact of adjustments (2)	(1,974)	(6,928)
Tax adjustment resulting from applying effective tax rate (3)	(437)	5,183
Adjusted net income	1,751	778
Adjusted net income per share	$0.09	$0.04

(1) Due to the timing of our initial public offering, this calculation assumes that common shares have been outstanding for the entire period.
(2) Reflects the removal of the tax benefit associated with the adjustments
(3) Represents adjusting to a normalized effective tax rate of 35%

Adeptus Health Inc.

Condensed Consolidated Balance Sheets

(unaudited; in thousands)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets
Cash	$2,002	$11,495
Restricted cash	4,795	294
Accounts receivable, less allowance for doubtful accounts of $13,068 and $5,295, respectively	37,422	15,887
Other receivables and current assets	17,137	3,901
Medical supplies inventory	4,287	1,494
Total current assets	65,643	33,071
Property and equipment, net	93,892	62,087
Investment in unconsolidated joint venture	2,100	-
Deposits	1,772	750
Deferred tax asset	34,084	-
Intangibles, net	20,015	21,795
Goodwill	61,009	61,009
Other long term assets	4,303	4,580
Total assets	$282,818	$183,292

LIABILITIES AND SHAREHOLDERS'/OWNERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,420	$15,207
Accrued compensation	13,521	9,158
Current maturities of long-term debt	1,191	504
Current maturities of capital lease obligations	81	58
Deferred rent	607	497
Total current liabilities	40,820	25,424
Long-term debt, less current maturities	105,607	75,000
Payable to related parties pursuant to tax receivable agreement	30,039	-
Capital lease obligation, less current maturities	4,056	3,849
Deferred rent	2,416	368
Total liabilities	182,938	104,641
Commitments and contingencies
Shareholders'/Owners' equity
Owners' equity	-	78,651
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and zero shares issued and outstanding at December 31, 2014	-	-
Class A common stock, par value $0.01 per share; 50,000,000 shares authorized, 9,845,016 shares issued and outstanding at December 31, 2014	98	-
Class B common stock, par value $0.01 per share; 20,000,000 shares authorized 10,781,153 shares issued and outstanding at December 31, 2014	108	-
Additional paid in capital	51,238	-
Accumulated other comprehensive loss	(74)	-
Accumulated deficit	(3,351)	-
Non-controlling interest	51,861	-
Total shareholders'/owners' equity	99,880	78,651
Total liabilities and shareholders'/owners' equity	$282,818	$183,292

Adeptus Health Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Year ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(17,272)	$(2,984)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss from the disposal or impairment of assets	(42)	207
Change in fair market value of derivatives	-	(112)
Depreciation and amortization	15,037	7,920
Deferred tax benefit	(2,147)	-
Amortization of deferred loan costs	891	293
Provision for bad debts	32,624	12,077
Write-off of deferred loan costs	-	440
Equity in loss of unconsolidated joint venture	900	-
Stock-based compensation	1,015	586
Changes in operating assets and liabilities
Restricted cash	(4,501)	(294)
Accounts receivable	(54,159)	(18,107)
Other receivables and current assets	(8,248)	(1,757)
Medical supplies inventory	(2,793)	(850)
Other long-term assets	63	(79)
Accounts payable and accrued expenses	7,413	5,632
Accrued compensation	4,363	3,883
Deferred rent	2,158	17
Net cash (used in) provided by operating activities	(24,698)	6,872
Cash flows from investing activities:
Investment in unconsolidated joint venture	(3,000)	-
Deposits	(1,022)	(413)
Proceeds from the sale of property and equipment	2,003	1,814
Capital expenditures	(47,429)	(46,048)
Net cash used in investing activities	(49,448)	(44,647)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters fees and expenses	96,226	-
Proceeds from long-term borrowings	99,457	102,000
Payment of deferred loan costs	(751)	(4,954)
Payments on borrowings	(70,380)	(50,855)
Payments of capital lease obligations	(57)	(5)
Payment of dividends	(60,000)	(421)
Distributions to partners	(9)	(33)
Contribution from partners	167	83
Net cash provided by financing activities	64,653	45,815
Net (decrease) increase in cash	(9,493)	8,040
Cash, beginning of period	11,495	3,455
Cash, end of period	$2,002	$11,495